Exhibit 4.140

Avl s TeADING CRUDE B 0 m ' O • ==e ƒ i j’% š n š

- 1 - The parties llsted below agree. in this Commercial Storage Agreement (the "Agreement") dated as of 10” May 2022 and executed in Dubai, UAE, the following: Kzy cOMMERClAL Teeus . Operator 2. Customer 3. Agreement to provide Services 5. definitions Brooge Petroleum and Gas Investment Company FZE, a company incorporated in F u i • i fiah Free Zone, having registration number Y 3 - FZC - 1117 and registered PO Box fi 0170 Fujairah United Arab Emirates (the "Operator" or"BPGIC") . Avis Tradln Crude Oh Abroad the "Customer‘). The Operator agrees to provide the Services in relation to the Product at the Terminal, and the Customer wishes to store the Product at the Terminal and desires to purchase storage related handling services from the Operator on the tems and conditions set out in this Agreement . This Agreement comprises these Key Commercial Terms and the General Tems and Conditions ("GTCs") which are attached to this Agreement and are hereby incorporated by reference in this Agreement as if they were set out in full and shall apply to the provlslons of this Agreement, subjed to Clause 1 . 4 of the GTCs . In this Agreement . capitalised words ând expressions have the meanings set out for them (whether by incorporation, cross - reference or otherwise) in the GTCs, unless otherwise defined in this Agreement or the context otherwise requires . In addition, 1 . "Circulation Charges" means the charges described in Box 16 of these Key Commercial Tems ;

- 2 - 2. "Clause(s)" means the provision(s) and stipulation(s) of the GTCs; 3. "Commencement Date" means 1" June 2022; 4. "Excoss Throughput Charges" means the charges described in Box 14 of theseKey Commercial Terms ; "Fee" means, in respect of each month an amount equal to the aggregate of the Rental and Handling Charges, the Exoess Throughput Charges, the Tank 5. Cleaning Charges, the Circulation Charges, the Tank Heating Charges, the Inter - Tank Transfer Charges, and the TopSide Facility Charges 1 br such month ; "Finance Party" means any person providtng debt financing to the Operator in connection with the Terminal (exduding any shareholder of the Operator or any AMliate of any shareholder) ; "Floor Price" has the meaning given to it in Box 13 of these Key Commercial Tems ; 6. 7 8. 9. "Guarantee" not used; "Guarantor" not used; 11. 10 . "GTCs" has the meaning given to it in Box 4 of these Key Commercial Terms ; "Inter - Tank Transfer Charges" means the charges described in Box 18 of these Key Commercial Tems ; 12 . "Key Commercial Tems" means the provisions of Box 1 to 22 ; 13. "Market Prica" has the meaning given to it in Box 13 of these Key Commercial Terms : 14. "POF" has the meaning given to it in Box 9 of these Key Commercial Terms ;

15. "Product" has the meaning given to it in Box 8 of these Key Commercial Terms ; 16. "Rental and Handling Charges" means the charges described in Box 13 of theseKey Commercial Terms ; 17. "Services" has the meaning given to it in Box 10 of these Key Commercial Terms ; 18. "Storage Facilities" means any storage space with pipelines, pumps, component parts and equipment and appliances belonging thareto, which are within the Seminal, to be mada available to or to be used by the Operator for the purpose of carrying out the Services pursuant to the Agreement ; 19. Bank Cleaning Charges" means the charges described in Box 15 of these Key Commercial Tems ; 20. "Tank Heating Charges" means the charges described in Box 17 of these Key Commercial Terms ; 21. Bank Turn" means a volume of Product equal to the Volume Commitment ; term" has the meaning glven to it in Box 7 of these Key Commercial Tems : 23. Seminal ƒ means the petroleum crude and product storage terminal described in Box 9 of these Key Commercial Terms : 24. "TopSide Facility Charges" means the charges described in Box 19 of these Key Commercial Terms ; and 25 "Volume Commitment" has the meaning given to it in Box 11 of these Key Commarcid Tems .; and 26 . "Port Duea" has the meaning given to it inBox 20 of these Key Commercial Terms . - 3 -

27 . ’Wharfage Facility Charges” has the meaning given to it in Box 20 of these Key Commercial Terms . Not used. 6. Guarantee The ob5gations under this Agreement (including the obligation of the Operator to provide the Services and of the Customer to pay the Fee) shall begin on the Commencement Date, and shell, subject to the tems of this Agreement, ’ continue for a period of 1 year, i.e.(the ”Tern"). The Agreement can be renewed for an additional 2 - year period, ’ based on mutual agreement, with to be defined condltions. The parties should start negotiations 30 (thirty) days prior to the expiry of the Term. 7. Perlod of Agreement The Product shall comprise white petroteum products (F - uel OII) delivered , by the Cuslcmer to the Operator for me purposes o'f carrylng out the Services, as described in the Port Rules for Topside Facility Operations (the "Top side Rules") and the type and spacifiations of which shall be pre • agreed by the Parties prior to delivery . 8. Product Teminal means the 399 , 324 cubic metre capacity fuel oil and product storage teminal developed by BPGIC in the Emirate of Fujairah, and more specifically, located near the Port of Fujalrah ("POF") . United Arab Emirates and any other premises, office, building, Storage Facilities (as defined in the GTCS), tank, and plpeline at whloi or in which Services are provided to the Customer in accordance with this Agreement by the Operator or any third party appointed by the Operator . In case a third party is appointed by the Operator, the Customer will be notified in advance . Terminal 9. The Services shall comprise any or all operations arried out or to be carried out by the Operator in respect of the Produk at, outside or through the Taminal, indusive of but not restricted to : 10. Services

11. Volume Commitment for Storage 12. Payment - 5 - 1. 3. making storage spaoe available in respect of the Vduma Commitment : storing, manipulating (which shall be deemed to include the through - pumping of the Product between the matrix manifold and the Terminal) . moving, treating, processing and delivering ; and administrative handling of the Product (induding preparing shipping documentation for, dealing with mandatory government reporting and/or other administrative activities related to the Produd) . For the avoiaance of doubt, the Operator is entitled to sub - contract all or part of the Services to a sub - contractor or third - party operator at its sole discretion . The Customer commits to renting a storage capacity of cbm at me Terminal (the 'Volume Commitment’), subject to the lerms of this Agraement . The Operator shall invoice, and the Customer shall pay in accordance with this Agreement the aggregate for each month during the Term an amount equal to the aggregate of : 1. the Rental and Handling Charges; the Excess Throughput Charges; the Tank Cleaning Charges; the Circulation Charges; the Inter - Tank Transfer Charges; and Ihe Port of Fujairah tariffs including but not limited to Wharfage Facility Charges ; and the TopSide Facility Charges, 2. 3. 4. 5. 6. ” for such month, which will be accepted by Customer only as per actual invoice from Port of Fujairah

For each monlh, during the Tern, the Rental and Handling Charges shall be determined as the Volume Commitment muisplied by the higher of . 1. US $ per cbm per month . ("Floor Pnce"), and 2. The applicable market price (the "Market Price") for storage (in US dollars per m’ per month) as notified by the Operator notless than 14 days in advance foreach calendar month, in case applicable fbr longer term contracts or in case of each renewal . Rental and Handllng Charges 13. The Customer shall have at no extra œst a throughput allowance equal tank tum of m’ per month . Tank turn means a volume of product equal to the Volume Commitment . If the Customer exceeds this allowance, the Customer shall pay to the Operator, Excess Throughput Charges In resped of the excess above the Volume Commitment delivered or redelivered at a rate in US $ oper cbm of the volume of the Product handled per each import/export . Excess Throughput Charges will be reviewed and may be adjusted annually by the Operator . Unused free throughput cannot be ’ carried forward to subsequent months . Excess Throughput Charges 14. If the Customer squires a tank allocated to it to be cleaned as a result ofthe Customer requesting a change in the Product stored in that tanI‹, or in the event ofthe expiration/termination ofthe Agreement, the Customer shall payan amount equal to the œsa incurred by the Operator in managing andprocuring the cleaning ofthe tank or tanks. A third - party surveyor engaged by the Customer shall inspect and test the tank for cleanliness. Customer shallreceive the tank in a suitable œndifion and will ba inspected by Customer nominated inspection company, whlch shall œrnply with the tems agreed heæin, and Customer will handover and Tank Cleaning Charges 15.

16. Circulation Charges 17. Tank Heating 18. Inter - Tank Transfers 19. TopSide Facility Charges - 7 - deliver it back to the Operator on thesame basis. 20. Port Dues and Wharfage Facility Charges The Customer shall pay to the Operator circulation charges Chargea' † at a US$ "Circulation r hour in case such a service is requested by the Customer. The Customer shall pay to the Operator Heating charges "Heating Charges") at a rate of US$ per hour in ! case produd is being heated and at a per hour in case of emperature is being rate of US$ product maintained. If the Customer requests, and the ' Operator consents to, the transfer of the Customer's Product from one tank to another, the Customer shall pay Inter - Tank Transfer Charges to the Operator at the amount of US$ oper cbm of Product kansferred between any tanks at the same Terminal and measured at ambient temperature during the transfer per month. The custody transfervolume will be based on the issuing tank level gauge computation. The Customer will pay the Operator on a pass - through basis the TopSide Facility charges as charged by the POF as further set out in Clause 11 of the GTCs . and as per adual Port of Fujairah invoioes . Port dues and any other charges (induding Wharfage Facility Charges) imposed by the POF on the Customer's vessels as defined in the port ofFujairah Port Tariff (effective from 1 May 2 Q 08 ) as amended from time to time or any other applicable charges shall be borne directly by the Customer and ara not applicable to this Agreement . To the extent these amounB are invoiced diredly to the Operator rather tkan the Customer, theCustomer shall repay the Operator all such amounts upon receipt of an invoice in respect of such charges Fom

21. Change In law the Operator in accordance wlth the provisions of ClauSe 11 . Any duties or taxes levied by any competent authority will be payable by the Customer as further set out in Clause 3 . 10 of the GTCs . Any material increase in costs reasonably incurred or to he incurred and properly evidenced and satisfactorily documented by BPGIC in performing I's obligations under this Agreement, Including any material increase that arises as a direct result of a change in bw (including a change in interpretation of an existing law), regulation (ncluding a change in interpretation of an existing regulation) or tax, will be borne by the Customer on a pio rata basis, that is pro rata to (he proportion which its Volume Commitment bears to the total storage capacity of the Terminal, by means of an adjustment to the appropriate element(s) of the Fee . IN WITNESS WHEREOF the Parties hereto have entered into this Agreement on the day and yeah above wrihen. Signed by Mr. Nicolaas L.. Paardenkooper for and on behalf of Brooge Petroleum and Gas investment Co any FTE In the presence of: Name: ............. .. Signature. Sioned b for and on behalf of Avis Trading Crude Oi/ Abroad L.DC In the presence of Signature: hu'

CONTENTS PAns 2 APPLicxaclw or GTCs 2. 3 PRODUCTC 3. STORAGE FACILITIES OPERATION AND MAINTENANCE OF STORAaE FAcl1lTlES 5. 7 DELIVERY ANo REDELfVERY 6. DEMVERY ANo REDELIVEnv REQUIREMENTS 7. 9 HMOLING OF VESCEL8 10 DETERMINATION OF QUANTIT!E9 9. ACCEss To TERMINAL 11 CONDITIONS OF PaYMEMT 11. 13 THlftn PARTY CHAROE9 AnO 9 \ JuS OH PftoDUCT9 12. 13 RIGHTs OF LIEN AND ReTEMTlON 13. 14 TRANSFER OF OWRER6HIP 14. 14 RxPRESEuTATlONs AND WARlzAgTiES 15. 14 TERtglNATlON 16. 16 AFTxn TERMINATION 17. FORCE MAJEURE 18. 19 LtABluTY 19. 22 INSURANCE 20. 23 CONFIDENTIAMTY 21. 23 CuuiuwrivE RIGI4TS AND REME£NES 21. 24 COMPLIANCE WITH STATVTE9 23. 24 NOTICES 2 . zs ASSIONMENT 26. CON8ENT OR WAIVER 26. 25 SEVERABIMT¥ S7. 25 APPLICABLE LAW 28. 26 NOT)CE OF DISPUTE 29. 25 ARBITRATION 30. 26 THIRD PARw RIOHTS 31. Hogan Lovells

DEFINITIONS ANO IMTERPRETATION 1.1 Definitions In this Agreement "Addiôonal Document" has the meaning as ascribed to it in Clause 3.2. "Afflllate" means a Party or person Controlling . Controlled by or under œmmon Control with another Party . "Agreement" means this Agreement comprised of the Key Commercial Tems and the GTCs or any agreement made in writing between the Customer and the Operator for the carrying out the Services . "Applicable LawB" means any federal, emlrate, municipal or authority statute, ordinance . regulation, guideline, rule, code, direction or any licence, consent, permit, authorisatlon or other approval, including any conditions attached thereto, of the United Arab Emirates, the Emirate of Fujairah or any public body or authority, local or federal agency, department . inspector, ministry, official or public or Statutory person which has appropriate jurisdiction . "Business Day" means any day excluding Saturday and Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorised or required by law or other governmental action to be closed in the United Arab Emirates ; "Control" in relation to a body corporate means the ability of a person to ensure that the acôvities and business ofthat body corporate are conducted in accordance with the wishes of that person and a parson shall be deemed to have Conbol of a body œrporate if that person possesses the majoñty of the issued share œpital or the vogng rights in that body corporate or the ûght to appoint or remove directors of that body œrporate holding a majoûty ofthe voting rights at meetings ofthe board of directors (or equivalent management organ) on all, or substantially all, matters, and except as expressly provided in this Agreement cognates ofthe term Control shall be œnstrued accordingly . "Customer" means the Customer as specified in the Key Commercial Tems. "Dispute" has tha meaning given to it in Clause 28. "Energy Institute" means the professional body for the energy industry, based in the UK. ƒ FaIIure to Pay Notice“ has the meaning given to it in Clause 13.2. "Pores Majeure ƒ has the meaning given to it in Clause 18.1. ‘LIBOR" maans tha London interbank offered mte administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USO and period of one month displayed on pages LIBOR 01 or LIBOR 02 of the Thomson Reuters screen or any benchmark rate which is fomally designated, nominated or recommended as the replacement for LIBOR . "Loss" means any loss, damage, cost and expense suffered by the daimant due to the loss, destruction or damage of any property (induding the property of the daimant) or from any damage to the environment or fiom the death or injury of any person (including the daimant) . "Maintenance Works" means checking . maintenance . repair and alteration work to the Teminal as per Clause 5 . 1 . Hogan Lovells

"OT 1 " and "OT 2 " means all permanent existing and planned oil tanker berths at Oil Tanker Terminal 1 and Oil Tanker Terminal 2 within the Port of Fujairah, along with the installations related thereto . "Party" and "Parties" means the Customer and the Operator individually and collectively as the context may require . "Port Regulaaons" means any rules, regulations, ordinances, procedures . diredives, requirement, policies . standards or infomation of any kind, whether currently in force or Introduced from time to time, produced by the POF in connexion with POF and with which users of POF are required to comply, including the Port Guidelines, the Port Ordinance 1982 , and the Top Side Rules, as may be amended from time to time . Port Regulations and any amendment there \ o shall be shared wtth the Customer when necessary . "Reasonable and Prudent Opemtor" means a person seeking in good faith t o perform its contractual obligations and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with the Port Regulations and all Applicable Laws and engaged in the same type of undertaking under the same or similar circumstances and conditions as contemplated by this Agreement . "Rules" has the meaning given to it in Clause 30 . 1 . "Security Trustee" has the meaning given to it in Clause 16 . 3 . "Standard s of a Reasonable and Prudent Operator" means the standards, practices, methods and procedures expected from a Reasonable and Prudent Operator which indude s a general duty of consultation and concertation with the Customer as to any issue that may arise in the course of the Agreement . "Termlnation Sum" means an amount equal to the aggregate amount that would have become due In respect of the Rental and Handling Charge (fixed at the higher of the Floor Price or the latest Marhet Price) under this Agreement until the date on which this Agreement would have expired in accordance with its terms . ’Vessel" means any boat, ship or tanker delivering Product to the Terminal via the OT 1 , OT 2 or any future jetties or any single buoy mooring system . 2. Interpretation Words importing the singular only also indude the plural and vice versa where the context requires ; words and expressions importing the masculine gender lndude the feminine ; reference to person indudes any public body and any body of persons incorporate or unincorporate . 3. Headings Clause headings shall be daemed not to be part of the Agreement and shall not be taken into account in the interpretation thereof . D.4 Prevalence The provisions of the Key Commercial Tema and the Clauses of the GTCs ara to be read as mutually explanatory one of another, but in case of conflict, discrepancy in or divergence between the provisions of the Key Commercial Tems and the Clauses of this A 9 reement, the provisions of the Key Commercial Tems shall prevail . 2. APPMC atMT¥ Or GTCs All Services shall be provided and carried out pursuant to this Agreement, unlesa otherwise agreed in writing by the Parties.

3. PRODUCTS 1. Deacription For each cargo of Product to be delivered to the Terminal, the Customer shall, when required by the Operator in accordance with the Operator's nomal operating procedures, furnish to the Operator a correct and full written description of the Products as may be reasonably requested by the Operator and shall indude : their nature, type, quality, composldon . temperature . weight . volume, value, source, origin, hazard dassification, thair pressure and in addition thereto all physical/chemical properties induding but not restricted to : boiling point, flash point, vapour pressure, toxicity, melting point, coagulation point, viscosity, degradableness in water, stability, corrosiveness, acidity, static loading, smell level, MAC/PEL value and all pargculars, knowledge of which is material Io the Operator for the provision of the Services or alternatively, which is of such nature that the Agreement would not have been entered into or not on the same conditions, if the Operator had had knowledge of those particulars . Such description shall be provided by the Customer in the form specified by the Operator . 2. Addiaonal Documents The Customer agrees to execute in its name, pay for, and kmish to the Operator timaly before the reoeipt of the Products all information, documents, permits, approvals and other materials and data ("AddMonal Documents") which may be required by any Applicable Law including statutes, ordinances, rules, or reguladons of any public authority relating to the description, receipt, storing, handling (loading/unloading), blending, shipping, or disposal of the Products or their waste or waste products, to or from the Teminal, together with detailed written instructions as to their use and disposition . 3. Notification The Customar shall as soon as pracbcally possible notify the Operator in writing of new data with regard to the Products falling under the Agreement that become known during the duration of the Agreement . 4. No Cognizance To the extent I : hat the Operator has not received the notification set out in Clause 3 . 1 , it shall not be deemed to have knowledge of the description of the Products, if the descriptions referred to in Clause 3 . 1 and/or the Additional Documents as per Clause 3 . 2 are not mateñally complete or correct . The Operator may accept delivery of the Produds notwithstanding the Operator's knowledge of any incorrect or incomplete description of the Products and/or incorrect or incomplete Additional Documents (having notified the Customer of such), ard lf the Operator shall choose to take delivery of the Products upon the Customer's formal request : (a) the Customer shall bear the risk and expense of any necessary measures carried out by the Operator in respect of the Products arising from such Incorrect or incomplete description and/or such ncorrect or incomplete Additional Documents and shall Indemnify the Opaator against all Loss arising from such measures ; and (b) the Operator shall not be liable for any Loss arising from such taking of delivery of the Products, save in each case to the extent such Loss añses from the gross negligence or wilful misconduct of the Operator.

3.5 Inspection of Products (a) The Operator is not bound to check the Products or their quality, conditions and confomity with their descripéon and/or, as the case maybe, the completeness or correctness of the Additional Documents . Without prejudice to Clause 3 . 4 , the Operator shall . however, be entitled, on or before taking delivery of any ProduQs, to measure, test or examine the Products and check the Additional Do‹ : ximents for the purposes of inspection or verification if the Operator suspects that the contents have been incompletely or incorrectly described and/or incomplete or incorrect Additional Documents have been furnished to the Operator . The Customer shall bear the cost of the Operator's inspection and verification . (b) The Customer may appoint, at its own cost and expense, an independent inspector(s), the identity of which shall be approved by the Operator . to ascertain the quality of the Products at the Teminal . The decision of such inspector(s), if appointed, shall be treated and accepted by the Customer and the Operator as condusive and shall be final and binding upon the Operator and the Customer, save in the case of fraud or manifest error, as to the quality of the Products so loaded or unloaded . If no inspector is appointed, then in such an event the qualities ascertained by the Operator shall be binding fbr both Parties . 3.6 Delivery of Products (c) (a) Any taking of delivery of the Products by the Operator shall not constitute proof that the Products were delivered in a good and undamaged condition . (b) The Oparator shall, as soon as possible, notify the Customer of any damage or defect of the Products and/or incompleteness or incorrectness of the description of the Products or the Additional Documents . which is apparent at the time of delivery thereof but the Customer shall not make any claim against the Operator by reason of the fact that It has not been so notified . in case of failure of the Customer to remedy the state and condition of the Produk in a reasonable period of time, the Operator shall be entitled . at the expense of the Customer, to do all things necessary to prevent or reduce further deterioration in the condition of the Products and to arrange for a report to be made on the oondition of the Products or, as the case may be, anange for the correoion or completeness of the Additional Documents, without being liable for any Loss arising from doing such things andtheCustomar shall indemnify the Operator against such Loss save where such Loss arises from the gross negligence or wilful misconduct of the Operator . 7. Refusal of Products Notwithstanding other provisions of the Agreement, the Operator shall be entitled to refuse to tarte delivery of the Products or to carry out any Servies if the acceptance of Product or carrying out of Sen/iæs may in the reasonabla opinion of the Operator, not in contradiction with the œmpleteness and œrrectness ofthe inspection æport, result in : (a) the Produds delivered purportedly as the Products do not conform with the description thereof provided by the Customer as per Clause 3 . 1 and/or are not furnished with complete or correct Additional Documents as per Clause 3 . 2 ; (b) danger or damage either to perdons, goods, the Terminal or property ganerally: (c) any environmental damage; or (d) a violation ofthe Port Regulations or Appliœble Laws.

8. If the Products are at tne Teminal and, in the reasonable opinion of the Operator, do not confom with the description thereof provided by the Customer as per Clause 3 . 1 and/or are not furnished with oomplete or correct Additional Documents as per Clause 3 . 2 , the Operator shall be entitled to remove the Products forthwith at the risk and expense of the Customer if the carrying out of the Services may lead to a daim . 9. Admission to Terminal If the Operator gives its consent to admit to the Terminal the Products, whose quality deviates from the description referred to in Clause 3 . 1 and/or . as the case may be, the Additional Documents are inoomplete or incorrect as per Clause 3 . 2 , all the necessary extra operations, of any nature whatsoever . which are arried out in coordination among the Parties in relation to those Products and all further consequences shall be for the account of the Customer . 10. Dutles, Taxes and Charges If the Products are or may be subject to duties, taxation or other charges by the competent authorities, the Customer shall reasonably in advanœ fumish to the Operator, all infomation and documents mquired by the Operator to enable the Operator to make the appropriate declarations to such authoriôes for such purposes or to facilitate the Operator's dealings with such authoûties . The Customer shall be liable for and shall indemnify the Operator against any Loss, penalties, taxes or duties paid or payable by the Operator in connection with the Product . 3.11 Warranty The Customer warrants that the Products: (a) will cause no damage to the Storage Facilities and/or ancillary equipment of the Teminal; (b) will not render, after clœning, the Storage Facllities unfit for the proper storage of water white chemiœls; and (c) may lawfully be stored at the Teminal. The Customer shall be responsible for all Losses, fines, penalties and darriages directly resulting from the storage of the Products at the Teminal . Provided, however, the Customer shall not be responsible for such Loss, fines, penalties and damages arising from the Operator's failure to use reasonable care in safekeeplng and handling of the Products or the property of the Customer pursuant to its obligations under the Agreement or any damage caused by the gross negligence or wilful miscondud of the Operator . 3.12 Title and nsk Except to the extent inconsistent with Clause 13 . 3 and Clause 17 . 5 , title and risk in relation to the Product shall remain with the Customer at all times under the tems of thisAgreement . STORAGE FACIMTIES 4.1 Use of Storage FaciliUes The Customer shall only use the Storage Facilities for the purposes specified in the Agreement unless otherwise sublet to another customer, for which in such case the

Customer will effect a mutually agreed sublease contract to be annexed to this Commercial Storage Agreement. Selection of Storage Facilities 4.2 (c) (a) Unless expressly provided others/ise in the Agreement, the Operator shall, at its absolute discretion, in oonsultation with the Customer, seled the Storage Facilities suitable for receipt and storage of the Products and shall be entitled to move the Products, at no costs for the Customer, from one part of the Storage Facilities to another from time to time with the approval of the Customer (not to be unreasonably withheld or delayed) . (b) Subject to obtaining tha prior writtan consent of the Customar and other relevant customers (which consent shall not be required in the event of an emergency), the Operator may receive and store the Products at any of the Storage Facilities at the Teminal in common with Products of the same average quality and of the same grade as the Products . The burden to prove that the Products have the same average quality and grade ramains with the Operator . The Customer shall not be entitled to daim that Products, which the Operator shall subsequently deliver to the Customer out of such common place purportedly as the Products, are not In fact the Produds, which the Customer had earlier delivered to the Operator for carrying out the Services provided the Operator justifies that the delivered Products have the same average quality and grade at the original Product . (d) The Operator shall as soon as possible, notify the Customer of any movement of the Products but the Customer shall not make any daim against the Operator by reason of the fact that it has not been so notified . The Operator shall be liable and shall indemnify the Customer far all Loss, damages . costs and charges paid or payable in connection with the movement of the Products . 3. suitability of Storage Facilities The Customer (or a third - party surveyor engaged by the Customer) shall be entltled to inspect the Storage Facilities to ensure their cleanliness, suitability and good œndldon prlor to the delivery of the Products to the Operator . The rights to inspect shall be exercised at reasonable times and with prior written notiœ, provided the relevæt representative of the Customer (or a third - party surveyor engaged by the Customer) shall comply wilh all on - site health and safety and other regulations . lfthe Customer (or a third party surveyor engaged by the Customer) shall not make such inspection or shall not have objected in writing to the cleanliness, suitability or œndition of the Storage Facilities within 7 days following such inspection, the Storage Faôllties shall be deemed to have been in a clean, suitable and good condition upon the delivery ofthe Products thereto and the Operator shall not be liable in any way whatsoever fôr any Loss arising out of any lack of cleanliness or the state or œndition of the Storage Facilibes . The decision of any third party surveyor engaged by the Customer as to the cleanliness or otherwise of the Storage Faölities shall, except in the œse of fraud or manifest error, be final . 4. Substituts Storage Facllldea if at any time during the term of the Agreement . the Operator finds it necessary to provide substitute storage facilities to the Customer, the Operator may do 6 o provided any additional costs involved in the transfer of Products is at the expense of the Operator and the Operator has obtained the Customer's prior approval (not to be unreasonably withheld or delayed) . Any such substiMe storage facilities, while in use under this Agreement, shall be Storage Fadlities referred to in this Agreement and shall comply with all the technical requirements applicable to tha oñginal Storage Facilities . The Operator shall compensate the Customer for the cost of any Produo lost as a result of the use of such substiMe Storage Facilltles which is only beyond the tolerance rule of 0 . 5 % plus or minus even if that is caused lyno gross negligence or wilful mlsoonduct of the O erator .

4.5 Maximum Contents Unless explicitly permitted otherwise in writing by the Operator, the maximum allowable weight, which may be stored in any Storage Facility shall be equivalent to the weight of the volume of water at a temperature of 4 oC, with which the capacity of the Storage Facility in question can be filled . No reduction in the storage rates and charges payable as per Box 12 of the Key Commercial Terms shall be allowed on the ground that any part of such Storage Facilities shall not have been used . 5. OPERATION AND I¥lniMTEkANCE OF STORAsz Faciunes 6.1 Operaüon and Maintenance The Operator at all times during the term of the Agreement shall operate and maintain the Teminal and related equipment provided hereunder and the Storage Facilities in good and serviceable condition to the Standards of a Reasonable and Prudent Operator . Provided that the Operator prompdy notifies the Customer about the extent and duration of the Maintenance Works and description of the naw Storage Facilities, the Operator shall be entitled, at any time and from time to time, to carry out Maintenance Works to the Teminal or to have these carried out, and furthermoreto effect alterations or to have these effected or alternatively to fit additional or special equipment to the Terminal or to have these fitted, whenever the Operator deems it necessary or prudent to do so or if the Operator is obliged to do so pursuant to Applicable Law . 2. Movlng of Products Subject to obtaining the Customer's œnsent (which œnsent shall not be unreasonably withheld or delayed and shall not be required in the event of an emergency), the Operator shall be entitled to move the Products from the Teminal to other parts ofthe Teminal if the Operator shall deem such movement to be necesæry for the Operator to œrry out such Maintenance Works and in such event the Operator shall as sœn as possible notify the Customer of such movement ofme Products . The Operator shail œmpensate the Customer for any Product lost or extra costs incurred as a result of the movement of Products . 3. Liability The Customer shall not be entitled to make any daim that has either directly or indirectly arisen from Maintenance Works or from the deprivation of the use of the Terminal for any duration as a result of such Malntananca Works provided that the Operator has notified the Customer as soon as practicable after beooming aware of such works and. axcept in the case of an emergency, has consulted with the Customer in respeo to such works in order to mitigate or to accommodate the situation of the Customer. Nothingin this Clausa 5.3 shall prevent the Customer bringing a claim which has arisen from the gross negligence or wiM misconduct of the Operator. 0.4 Payment durlng Maintenance Subject to the provisions of this Clause 5 . 4 , the Operator shall be entitled to payment by the Customer of all the rates and charges or othar sums payable by the Customer under the Agreement in respect of the use of the Terminal except during any period that the Customer may be deprived of the use of the Teminal during such Maintenance Works . 6. DELIVERY AND REoeuvcey The Products shall be deemed to have bean dalivered by or on behalf of the Customer to the Operator at the Teminal:

(a) if me Products are delivered from a Vessel, immediately upon the Products passing the connectlng flange of the pipeline at the Terminal connected to the manifold of the Vessel ; or (b) if the Products are delivered through a pipeline of any other person, immediately upon the Product passing the valve placed between that pipeline and the pipeline at the Terminal . 2. Redelivery The Product shall ba deemed to have been re - delivered by the Operator to the Customer from the Teminal: (a) if the Products are re - delivered to a Vessel, immediately after the Products have passed the connecting flange of the pipeline at the Terminal connected to the manifold of the Vessel ; or (b) if the Products are re - delivered through a pipeline of any other person, immediately after the Products have passed the valva placed between the pipeline at the Teminal and the first mentioned pipeline . 7. DEUVERY nNo REDELIVERY REQUIREMENTS 1. Requirements The Operator shall receive from or re - deliver to the Customer the Products : (a) if so instruded by the Customer; (b) against the presentation of a receipt in a form approved by the Operator and duly signed and stamped by the Customer, provided that the Customer shall have performed and observed the material tems and conditions of the Agreement and of any other agreement made between the Operator and the Customer in respect of other Products at the Teminal, up to the date of such re - delivery . 2. No Obligation Prior to re - delivery of the Product by the Operator to the Customer, the Customer shall advise the Operator in wriéng of the person(s) authortsed to take re - dalivery of such Product The Operator shall be entitled and shall endeavour but not obliged to : (a) demand Fom any person purporting to be entitled or authorisad to take re - delivery of the Products, satisfactory proof of the person's identity and of such entitlement and authority ; and (b) satisfy itself that the signature and stamp appearing on the instructions and receipla are correct and valid as at the date of re - delivery. Tha Operator may accept and act or reject on any request or instructiongiven by any person who appears or purports to be authorised by the Customer to deal with or take redelivery of the Products after having verified the same with the Customer, and in the event that the Operator acts in reliance on any such request or instruction, the same shall be deemed to have been made or given by the Customer . The Operator shall not be liable for any Loss arising as a result of the Operator accepting and acting on or rejecting any such request or instruction save in the case of gross negligenceorwitful misconduct or fraud of the Operator .

8.3 In the event of any delay caused to the Vessel or any delay, interruption or departure from the sequence of handing of the handling of the Vessel dua to any cause whatsoever (including the non - availability of a berth or ancillary facilities but excluding gross negligence of the Operator), the Operator shall not be liable to the Customer or any other person for any Losa arising from any such delay or interruption or departure, including any claim for any demurrage or other oompensation forany temporary or pemanent loss of use of the Vessel . 4. Handling Instructions If tha loading or unloading of the Products shall be undertaken by the Operator as part of the Services, the Customer shall ensure that the Operator shall receive adequate directions in sufficient time regarding tha proper manner of such loading or unloading . 5. lnadequate Instructione (a) lfatersanding a remirdertotheCustoz›er,the Operator shall not have received any or any adequate diredlons as describedin Clause 8 . 4 or shall not have received such directions within sufficient time, the Operator shall be entitled to refuse to take delivery of or to re - deliver the Products and at the risk and expense of the Customer, to remove the Vessel to any place chosen by the Operator at its absolute discretion ; and (b) the Customer shall pay to the Operator atl lœses, costs and expenses (including demurrage and œnsequential losses) arising from such non - receipt, refusal and removal and shall be liable for any Loss arising from such failuæ and shall indemnify the Operator against such Loss . 8.6 The Customer shall ensure that, when the Vessel has berthed or landed alongside a delivery or re - delivery point at the Tarminal dacignatad by the Operator and the Operator has declared itself to be ready for such delivery or re - delivery . such loading from or unloading onto the Vessel (induding the connection and disoonnection of hoses and the taking and analysis of samples of the Products) shall commence immediately and proceed HnivDLlNG OF VESSEL9 8. 1. POF The Customer acknowledges and agrees that all Vessels must be acceptable to the POF and it is the responsibility of the Customer to ensure that its nominated Vessels at all times meet and comply wkh the requirements of the POF, the Port Regulations, Applicable Laws and any other requirements and the Operator shall have no liabllity in this regard . The Customer fuMer agrees that it shall comply with the Port Regulations and Applicable Laws and any orders or directions issued by the POF or the harbour master, including with respect to Vessel scheduling, loading, discharge and pilotage . 2. Order of Arrival Subject to Clause 8 . 1 and except where required otherwise by the competent authorities or where deemed necessary by 1 he Operator to facilitate other operations at the Terminal, the Operator shall tahe delivery of Produd from, and redeliver Product to, a Vessel berthed at OT 1 or OT 2 on a first - come - first - served basis in accordance with the notices given to the Operator by such means and within such time as shall have been agreed between the Operator and the Customer .

9.2 The Customer may appoint independent inspector(s), the identity of which shall be approved by the Operator, to witness the loadinglunloadinq of Ihe Products for delivery to, or redelivery from, the Terminal . The decision of such inspectors, if appointed . shall be dillgendy on a 24 - hour basis daily (including Sundays and public holidays) without interruption or delay until the completion of such loading or unloading. 8.7 Pumping Capacity Without prejudice to the generallty of Clause 8.5, the Customer shall ensure that: (a) the Products shall be unloaded from a Vessel at the maximum pumping capacity which is usual in the case of a vessel of a similar size and tonnage unless directed otherwise by the Operator, taking into account the receiving capacity of the Teminal and the requirements of safety ; and (b) the Products shall unless directed otherwise by the Operator, be pumped at such temperature, pressure and condition as will not delay or Impede such pumping . If the Operator and the Customer shall differ on the question of such maximum pumping capacity, temperature, pressure or condition, Clause 30 shall apply . 8. Departure The Customer shall ensure that the Vessel shall be removed from the Terminal promptly upon completion of such loading or unloading or, sooner if necessary for compliance with the requirements of the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal . 9. Failure (a) the Products shall not be unloaded from or loaded onto the Vessel, as the case may be, at the times and the speed described in Clause 8 . 7 due to any reason whatsoever but with no fault on the part of the Operator ; or (b) the Vessel shall not be removed from the Teminal at the time described in Clause 8.8 due to any reason whatsoever but with no fault on the part of the Operator (lnduding the anest or seizure of the Vesset bya third party), and the Operator shall have requested the Customer or the master of the Vessel to increase the speed of such discharge or to remove the Vessel, as the case may be, and the Customer or the master shall fail to comply with such request due to any reason whatsoever, not attributable to the Operator, the Customer shall pay to the Operator all losses, costs and expenses (including demurrageand consequential losses) arising from such failure and removal and shall be liable for anyLoss arising from such failure and shall indemnify the Operator against such daims . 9. 9.1 DETERMiNATlON OF QUANTITIES Vessels ¢ 3 uantities loaded to or unloaded from a Vessel will be ascertained by the Operator's automatic tank level gauging system before and after each loading/unloading event and shall take into account quantities of Produk stored in the Terminal's pipelines . All deteminations or quantities shall be in accordance with ASTM International Standards .

treated and accepted by the Customer and the Operator as conclusive and shall be final and binding upon the Operator and the Customer, save for fraud or manifest error, as to the quantity of the Products so loaded or unloaded . If no inspector is appointed, then in such an event the quantities ascertained by the Operator shall be binding for both Parties . 10. Access zo TERMINAL 1. Authorised Access The Operator shall grant the Customer and persons authorized in writing by the Customer, access to the Storage Facilities only for the purposes of the Agreement subject to their compliance with the requirements of the Operator and the competent authorities . Operator should prepare the required cargo shipping documents requested by Customer . Operator is having the needed infrastructure to transfer the Product through the matrix manifold of the Fujairah Oil Tanker Teminal . 10.2 The Operator shall not be liable for any Loss due to any cause whatsoever arising from the entry to or presence of the Customer or such authorised parsons on the Teminal and the Customer shall indemnify the Operator against such Loss except for Loss whlch arises due to the gross negligence or wilful misconduct of the Operator . 11. CONDITIONS OF PAYMEuT 1. Invoicing and Payment (a) In Consideration to Box 13 of Commercial Storage Agreement, the Customer will pay the Operator the Rental and Handling Charges (as may be revised from dme to time pursuant the terms of this Agreement) covering the Volume Commitment, over the period of one year, on account, and in advance . The first month to be paid in a current - dated cheque to be dated with the date of this Agreement, and the remaining 11 months period to be paid with 11 post - dated cheques, in advance, datad 15 days prior the beginning of each storage month covering the rest of the Tern . Not later than 10 daya after the end of each month, the Operator shall submit to the Customer an invoice for the Fee incurred (excluding the Rental and Handling Charges) in respect of the immediately preceding month . The Customer shall pay such invoice within 10 days of its being issued . AII sums of whatever nature due from the Customer to the Operator under the Agreement shall be payable without demand and set - off (except for the Maintenance perlods), or counter daim and without deduction . (b) (c) (d) All amounts payable to the Operator under this Agreement are exclusive of any Value Added Tax or other applicable sales tax or duty of any kind . For the avoidance of doubt, charges related to the Port of Fujairah will be charged to the Customer as per actual Port of Fujairah invoice whlch is inclusive of Value Added Tax . (e) If any deduction or withholding for of on account of tax is required by the laws of any jurisdiction to be made by the Customer from any payment, the Customer shall pay to the Operator such additional amount as will (after such deduction or withholding has been made) leave the Operator with an amount equal to the payment which would have been due if no deduction or withholding for er on account of tax had been required .

11.2 Immediate Payment Notwithstanding the period for payment stipulated in Clause 11.1: (a) if iegal proceedings shall be commenced by any third party for the bankruptcy or llquida 8 on or winding up of the Customer, unless the Customer can provide evidence satisfactory to the Operator that such proceedings are frivolous or vexatious and can be dismissed within 15 days ; (b) if the Customer shall make any offer of composition to its creditor (except in the case of a voluntary' reorganisation not including ne insolvency of the Customer); (c) if any order of distress or attachment or similar order shall be made against any property of the Customer and remains undischarged for 14 days; (d) if the Customer shall cease to carry on the business in which it was engaged at the commencement of effect of the Agreement, or (e) ifthe Customer shall fait to perform or observe any matedal term or condition ofthe Agreement, all sums due from the Customer to the Operator shall become immediately due and payable . 11.3 Interest If due to any reason whatsoever (except the default of the Operator), the Customer shall not pay any sum payable to the Operator under the Agreement within 15 days after the date of the Operator's invoice then : (a) the Operator shall be entitled to engage the services of any person to recover such sum from the Customer, in which event the Customer shall also be liable for all actual costs incurred by the Operator for such sewioes (including the legal costs) ; and (b) regardless of whether or not the Operator shall have engaged the services of any person as described in Clause 11 . 3 (a) the Customer shall in addition to all sums payable under the Agreement and the costs described in Clause 11 . 3 (a) (if any), pay to the Operator interest on such sums and the costs at 596 abova the then current LIBOR rate . which interest shall be payable on a day to day basis from the date immediately after the due date for payment to the date of actual payment of such sums, the oosts and interest thereon or to the date of expiry or sooner termination of the Agreement, whichever is earlier . 11.4 Suspension If the Customer fails to pay any amount within 10 days after the due date under this Agreement, the Operator may suspend the provision of Servies under this Agreement until such non - payment is remedied . The Operator shall notify the Customer of any imminent suspension of the provision of Serviœs, not less than 5 days prior to the date on which the Operator shall effeo such suspension . Failure by the Operator to provide notification to the Customer of any suspension ofthe Services shall not limit, diminish or invalidate in any way the Operator's nghtto suspend the provislon ofthe Services in accordance with this Clause 11 . 4 . Durlng the period of suspension . the Rental and Handling Charges shall continue to be payable .

11.5 Basis For the avoidance of doubt, it is hereby agreed and declared that: (a) where the Products shall be delivered or taken re - delivery of by a Vessel, such 9 ums have been diarged on the basis that the Products shall be delivered or re - delivered at the flange of the pipeline which is connected to the manifold of the Vessel : (b) unless expressly agreed otherwise, such sums shall be payable for the whole period during which the Storage Facilities are available for the Customer's use pursuant to the Agreement regardless of whether or not the Customer shall have actually used the same ; (c) unless expressly agreed otherwise, such sums shall be payable on a monthly basis. Payment for a part only of a month should be on a pro rata basis; and (d) the Operator shall not be obliged to recover from third parties any sums which may be dua from third parties to the Customer in respect of the Products. Q2. THIRD PARTY CHARGES AND SUMS ON PRODUCTS 161 Customer's Liability The Customer shall pay to the Operator the amount of any properly invoiced charges or sums due or paid to third parges (including any freight, port charges, taxes, duties, contributions, fines and any other costs) in respect of the Customer's Product and/or the provision of Services to the Customer save for any charges which are specified in the Key Commercial Tems to be borne by the Operator and shall indemnify the Operator against any Loss arising in respect of such unpaid charges and sums regardless of whether or not the Products Shall then be presdtzt at the Teminal . 13. RIGHTS OF LIEN AND RETENTION 13.1 The Operator shall have a right of lien and retention over the Products and all sums (including any insured sums collected by the Operator for the Customer), documents and valuables which the Operator shall now or hereafter hold of or on behalf of the Customer or which is now or hereafter due to the Customer, to secure the perlbmance of all of the duties . undertakings and obligations of the Customer under the Agreement or under any other agreement made between the Operator and the Customer in respect of other Products at the Teminal . 2. The Operator shall exercise its rights under Clause 13 . 1 by delivering a notice to the Customer setting out the amount of the sums due under tha Agreement and any other agreement between the Operator and the Customer in respeQ of other Products at the Teminal (a "Failure to Pay Notice“) . The Failure to Pay notice shall also set out a dua date for payment of such sums, such date to fall at least 7 days after the date of issuance of the Failure to Pay Notice . 3. The Customer acknowledges and agrees that if the Customer has not paid me amounts due by the due date set out in the Failure to Pay Notice, then the Operator shall be entitled to make an appliatlon to any relevant court, to allow the Operator to sell a quantity of Product that will satisfy the amounts due under the Failure to Pay Notice .

t4. TnnN5FER OF OWNERSHIP The Customer may transfer title to Produd stored in the Storage Facilities to any person who has contractual rights to the necessary storage capacity in the Teminal . Any such transfer of title shall be promptly notified to Operator . REPRE 9 ENTATIONS AND Wn fz NTlEs The Pañies hereby represents and warrants that : 15. (a) it ls a company duly inœrporated and validly existing under the laws of the jurisdioion referred to in Box 2 of the Key Commerôal Tems; (b) it has the power and authority required to enter into this Agreement and perform klly its obligations under this Agreement in accordance with its terms; (c) subject to any general principles of law, assumptions or qualifications referred to in any legal opinion raquired In relation to this Agreement, this Agreemsnt is legal, valid and binding on it and is enforceable in accordance with its tems ; (d) the execution and delivery of this Agreement and the perfomance of its obligations under this Agreement have been duly authorised by all the necessary corporate actions on the part of such Party : and (e) neither the en w › nto this Agreement nor the implementation of the transadions contemplated by it will result in: (i) a violation or breach of any provision of its statutes, by - laws or other constitutional documents; (i a breach of, or gtve rise to a default under, any contact or other agreement to which it is a party or by which it is bound; or (ii) a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to it or any of its assets, and in casa of breach of any such representation and warranty, the Customer agrees to indemnify and kaap indemnified the Operator against any such breach . 16. TERMINATION Early Termlnatlon by Operator The Operator may at any time afterthe occurrence of an Event of Default by the Customer which is continuing teminate the Agreement, by giving 15 days written notice of such teminatlon tothe Customer . 16.2 Event of Default Each of the followlng ls an Event of Default by the Customer : (a) if the Customer ahall fail to observe or perfom any of its material obligations under the Agreement and shall not remedy its failure to so observe or perfom such mateûal obligations within 30 days' time after the Operator has noflfied the Customer of auch failure ;

(b) if the Customer shall fail to pay any sum due under this Agreement and shall not remedy its failure to pay within 15 days' time after the Operator has notified the Customer of such failure to pay ; (c) if in accordance with Clauae 3 . 4 , the Operator shall be of the reasonable opinion that the Products have become subject to changes or deteriorated or may become subject to changes or deteriorateand the Operator is of the reasonable opinion that the Customer has failed to give proper or full instructions to the Operator for the prevention or reduction of such changes or deterioration ; (d) ifthe Products stored at the Teminal are not in œmpliance with UAE Laws and the Port of Fujairah Laws; (e) if the Customer or any of its shareholders, group company, parent company, subsidiaries, or, to the Customer's knowledge, any director, officer, employaa, agent, affiliate or representative of the Customer or any of its subsidiaries, is an individual or entity (“Person*) that is . or is owned or controlled by a Person that is : (i) the subject of any sanctions administered or enforced by the U . S . Department of Treasury's Office of FOrOI 9 f'I • - t s Co f l trol, the United Nations Security Council, the Council of the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions"), or (ii) located, organized or resident In a country or territory that is the subjea of Sanctions. (f} if tha Customer conducts businesses to any parent company, subsidiary, joint venture paMer or other Person that facilitates any activities or business with any Person or with any country or territory that, at the time of such facilitation, is the subject of Sanctions . (g) if the Customer shall have a receiver appointed over all or any substantial part of its asset and in the case of an appointment by a creditor, such appointment is not dismissed or withdrawn within 30 days ; (h) if the Customer shall make any composition with its creditors (except in the case of voluntary reorganisation not invoking insolvency of the Customer); (i) if the Customer shall go into liquidation whether voluntary or compulsory (otherwise than for the purposes of amalgamation or reconstruction). 16.3 Early Terminatlon by Customer Notwithstanding the reqdred notice periods, the Customer may terminate the Agreement forthwith at any time by the Operator, by giving notice to the Operator if any of the following has occurredand is continuing : (a) if the Operator shall have a reoeiver, bankruptcy trustee or andogous person appointed over or to administer and manage all or any substantial part of its assets and such appotntment Is not dismissed or withdrawn within 30 days ; or (b) if the Operator shall make any composition with its craditors (except in the case of voluntary reorganisation not involving insolvency of the Operator); or (c) if the Operator shall go Into liquidation whether voluntary or compulsory (otherwise than for the purpose of amalgamation or reconstruction), provided that for as long as any amount owed to any secured Finance Party, or any agent or trustee acting on Its behaif (a ”Security Trustee"), by the Operator is outstanding, the Customer shall not be permitted to terminate this Agreement upon the occurrence of any of the events or circumstances specified in Clauses 16 . 3 (a) to 16 . 3 (c) (inclusive) and shall instead, subject to the required notlce period therein, only be permitted to teminate this Agreement : (i) in the event or circumstance set out in Clause 16.3(a) occurs; or (ii) if: (A) a receiver with a power of sale has been appointed by any secured Finance Party or the Security Trustee ; (B) a bankruptcy trustee has been appointed by a court in the United Arab Emirates on the application of any secured Finance Party or the Security Trustee ; or (C) any analogous person is appointed by or on the application of any secured Finance Party or the Security Trustee, in each case over er to administer and manage: (D) all or any substantial part of the Operator's assets; or (E) the shares in the Operator that have been charged to the secured Finance Party, or the Security Trustee (as the case may be), and any appointment referred to in paragraph (A), (B) or (C) is not dismissed or withdrawn within 30 days; or (iii) any secured Finance Party or Security Trustee (as the case may be) has been awarded a favourable judgment of a court in the United Arab Emirates substantiating the secured Finance Party's, or Security Trustee's (as the case may be) debt claim and enabling it to sell (X) the Operator's business and/or assets that have been charged to the secured Finance Party, or the Security Trustee (as the case may be) by the Operator or {Y) the shares in the Operator that have been charged to the secured Finance Party, or the Security Trustee (as the case may be) ; or a court in the United Arab Emirates has issued a judgment of liquidation or otherwise authorising (or pemitting) the dissolution of the Operator following a i udgmen t of bankruptcy . or any similar or comparable events under any new legislation applicable t o the Operator . 17. AFTER TBRMIMATION 1. Termination Payment on Early Termlnatlon by Operator The Customer shall pay to the Operator forthwith on any termination pursuant to Clause 16 . 1 , other than in the case of a termination pursuant to Clause 16 . 2 (i) due to an act or omission of the Operator or Force Majeure, an amount equal to the aggregata ot . (a) any amounts then due or payable but unpaid by the Customer under this Agreement; (b) any amount to be due and to be invoiced under this Agreement but unpaid by the Customer, equal to the aggregate of the Rental and Handling Charges, the Excess

Throughput Charges, the Clrculation Charges . the Inter Tank Transfer Charges . the Port of Fujairah Tariffs and the Cleaning Charges if cleaning ofthe Storage Facilities is necessary in the opinion ofthe Operator ; (c) any Rental and Handling Charges under this Agreement for the remainder of the Agreement period till expiry to fall immediately due for payment to the Operator; (d) by way of agreed compensation, the Terminadon Sum calculated as at the date of that termination. 2. No liability following early termination by Customer — Not Applicable 3. Removal of Products The Customer shall completely remove the Produds from the Storage Pacillties not later than the date of expiry or the day falling 30 days after termination of the Agreement pursuant to Clause 16 . 4. Return of Storage Facilities I f cleaning of the Storage Facilities is, in the opinion of the Operator, necessary . upon expiry or termination of the Agreement, or due to a change in the nature of the Products stored or to be stored therein, during the term hereof, or both, the Customer agrees to remove or cause to remove any Products and waste to pemit leaning in a safe and legal way and to reimburse the Operator for said cleanlng, removal and disposal . 5. Right of Disposal If the Customer fails to remove the Products due to any reason whatsoever upon the expiry or termination of the Agreement in acoordance with Clause 17 . 3 , the OpefatoF shall be entitled, by notice to the Customer, to remove the Products kom the Storage Facilities to any place whether in or outside the Teminal and dispose of or, if absolutely necessary, destroy the Products in suchmanner as the Operator deems fit and at the risk and expense of the Customer and by rendering any surplus to the Customer to an account as notified by the Customer . 6. Proceeds If the Operator shall decide to dispose of the Products under Clausa 17 . 5 by sale by private treaty or public auction any proceeds of the sale shall be applied by the Operator in the following manner : (a) firsdy, in payment of all sums due kom the Customer to the Operator under the Agreement or under any other agreement made between the Operator and the Customer ; (b) secondly, in payment of the expenses of the removal and disposal and any storage of the Products in the period between such removal and disposal; (c) thirdly, in payment of any sums due from the Customer to the competent authorities; and (d) fourthly, in payment of other claims or liens of which notice has been given by third parties to the Operator,

]8.2 and by rendering any surplus to the Customer to an account as notified by the Customer . 7. lnsufficient Proceeds If the proceeds of any sale of the Products by the Operator pursuant to Clause 17 . 5 shall be insufficient to satisfy in full any claim of the Operator under the Agreement and under any other agreement made between the Operator and the Customer, the Operator shall be entitled to recover the same from the Customer as a debt in any court of competent jurisdiction . Any sale of the Products by the Operator pursuant to Clause 17 . 5 shall be free from any encumbrances . 8. No Liabllity Except for gross negligence or wilful misconduct . the Operator shall not be liable for any Ih‹/d party claim arising from the removal, dlsposal, destruction and intermediate storage of the Products and the Customer shall indemnify the Operator against such claims . 18. FORCE MAJEURE 1. Scope of Force Majeure Any delays in or failure of perfomance by either Party shall not œnsütute default hereunder or give liability for any claims if and to the extent such delays in or failures of perfomance are, without the fault or negligence on the part of tha aPected Party, caused by Force Majeure . ”Force Majeure” shall mean any event or ôrcumstances, which i 9 not within the reasonable control of the Party (acting as a Reasonable and Prudent Operator) affeded by the cause and which, by the exeröse of diligence, such Party (acting as a Reasonable and Prudent Operator) is unable to foresee or pævent and may indude, but shall not be limited to : ( ) (c) (a) war, hostiliôes, revolution, ûots, insurrection or other civil œmmotion, acts of terroûsm or sabotage; (b) nudear explosion, radioactive, biological or chemical contamination, ionizing radiation, or the discovery of such contamination or radiation: strikes and/or lockouts except any such action by employees or subcontractors or agents of the Party Maiming Force Majeure; (d) any effect of the natural elements. including lightning, fire, earthquake, sandstorm, flood, stom. tsunami, cyclone. typhoon or tornado; explosion (other than nuclear explosion or an explosion resulting from an act or war); epidemic or plague; (Q (g) inability to obtain necessary equipment or materials due to blockade, embargo or sanctions; and (h) any act of omission of any competent authoñty induding any refusal to issue, withdrawal, non - mnewal or non - extension of a license. permit or approval. Noflficatlon If either Party is prevented Fom or delayed in performing any of Its obligations under the Agreement by Force Majeure, such Party shall immediately ndlfy the other Party in writing of the occurrenœ of the Ôrcumstances œnstituting Force Majeure . Forthwith upon the

Force Majeure ceasing to have effect, the Party relying upon it shall give written notice thereof to the other Party . 3. General Limitations The affected Party shall not be entitled to suspend performance under this Agreement for any greater scope or longer duration than is required by the Force Majeure or the delay occasioned thereby . Obligations of the Parties that were required to be completely performed prlor t o the occurrence of Force Majeure shall not be excused as a result of such occurrence . The Customer shall be able to daim Force Majeure only in respect ofa vessel that is loading or unloading at the Teminal, or whose scheduled loading and unloading at the Terminal has been notified to the Operator . The failure or inability of either Party to satisfy a payment obligation that has arisen under this Agreement shall not be excused by Force Majeure . 4. No Breach Neither Party 9 haII be deemed to be in breach of the Agreement or be liable to the other for any delay in performance or non - perfomance of its obligations under the Agreement to the extent that such delay or non - perfomance is due to Force Majeure, of which it has nofified the other Party . The Party claiming Force Majeure shall perfbrm and observe its obligations under the Agreement insofar as the performance and observance thereof are not prevented by Force Majeure . To the extent that the Operator is unable to provide the Services as a result of Force Majeure affecting the Operator, the Customer shall not be obliged to pay the Rental and Handing Charges . 5. Use of Storage Facilities I f Forœ Majeure is being claimed by the Customer, and as a result ofsuch Force Majeure, the Customer is not using the Storage Facilities, the Operator may allow the use of the Storage Faôlities to other customers for so Iong as the Force Majeure conônues . 6. Efforts The Party claiming Force Majeure shall use reasonable efforts to prompUy cure the effect of Force Majeure . 7. Temlnatlon Where an event of Force Majeure affacting Operator or Customer extends for more than 90 consecutive days, the Operator shall have the right to terminate this Agreement by giving 30 days’ written notice to the Customer to that ePect . 19. LIABLITY 19.1 Parties's Liability (a) Each Party shall indamnify and hold the other Party hamless from and against all claims, costs, losses, liabilities . injury to person and/or damage to property, caused by or resulting from : (i) Any negligence, misconduct, and/or any intentional wrongful acts or omissions on tha part of the other Party, its employees, agents, or any othsr persons acting under its authority (including but not limited to, any contractors transporting product to or from the terminal for the Customer) in the performance of this Agreement : and (ii) Any breach ofthis Agreement; (lii) To the extent not caused by the negligence, misconduct of the wrongful acts or omissions of the Operator, its emp!oyaes, agants or œntractors . any losses incurred directly as a result ofthe physical or chemical characteristlcs of the Product . The Operator shall carry out the Services with reasonable care and to the Standards of a Reasonable and Prudent Operator . Without prejudice to the Parties ’ rights under the other provisions of the Agreement, this Clause 19 . 1 shall not impose on the Operator any liability for daims arising from : (b) Force Ñlajeure; any delay in the delivery of the Products to the Operator (c) any other cause unless it is first provan by the Customer that such claim has arisen from the gross negllgence or wilful misconduct of the Operator or if it concerns daims due to Injury to Ilfe, body or health. 19.2 Event of Claim Notwithstanding anything to the contrary in this Agreement . in the event of any claim against the Operator : (a) the Operator shall not be liable for any forms of consequential losses (nduding loss or profile, indirect loss or damage or other forms of puraly economic losses); (b) the Operator shall not be liable for any claim arising before delivery of the Products to the Operator or after re - delivery of the Products to the Customer; (c) the claim will be void if the Customer shall not have notified the Operator thereof within 30 days after the occurrence of the avent giving rise to the daim or within 30 days after the re - delivery of the Products to the Customer, whichever is earlier ; and (d) if the claim shall have been notified to the Operator in accordance with Clause 19 . 2 (d), the daim shall become void if the Customer shall not commence Iegal proceedings in respect thereof within the period of 90 days after the date of such notice . 19.3 Compensation If any claim shall be made agalnst the Operator by more than one person and the Operator shall decide to pay compensation in respea of the claim, the Operator shall be entitled to apportion such compensation among such persons according to the extent of proven loss or damage suffered by each of them .

19.4 Customer's indemnities The Customer shall indemnify, defend and hold harmless the Operator, its respective officers, employees and agents against: (a) any and all claims for Loss, damage and expense of whatever kind and nature, including all related costs and expenses, in respect of personal injury to or death of any person employed by the Customer ; and (b) any and all daims for Loss, damage and expense of whatever kind or nature, induding all related cosB and expenses, brought by third parties against the Operator or its officers, employees or agents in connection with any act or omission of the Customer or its officers, employees or agents . 5. Operator's indemnities The Operator shall indemnify . defend and hold hamless the Customer, its respective officers, employees and agents against any and all claims for Loss . damage and expense of whatever kind and nature . including all related costs and expenses, in respect of personal injury to or death of any person employed by the Operator . 6. Indemnity Process (a) Each of the Operator and the Customer undertakes and agrees . when asserting its right to indemnification from the other Party for the negligence or misconduct or wrongful acts or omlssions of any of such other Party's contractors : (ij (i) To first seek recourse against any such contractor (including, where applicable, reœuræ against the Owners, Insurers or P and I Clubs of the responsible barge or marine vessel) : To use œmmerÔally reasonable efforts to obtain from such Owners, lnsurer or P and I Clubs suffîöent security to œver said contractors liability, (ii) To claim under this indemnity only if and t o the extent such contractor (including, whare appliable, recourse against the Owners, Insurers or P and I Clubs of the responsible barge or marine vessel) is liable and is unable within a reasonable time under the circumstances to meet and discharge its liabilities in full ; and (iv) That it will exercise commercially reasonable ePorts to assist the other in obtaining recourse and recompense from or on behalf of third parties for losses incurred . (b) In the event that any loss in aused in whole or in partly by the concurrent negligence or intentional wrongful ads or omlssions of the Operator, its employees, apents, contractors or any other persons actlng under its authority on the one hand and the Customer its employees, agents, contraoors or any other persons acting under its authority on the other hand, then thls obligation to indemnify shall be comparative and each Party shall indemnify the dherto the extent that such Party's negligence or intentional wrongful ads or omissions were the cause of such loss .

20. 20.1 Insurance and Liabillty The Operator shall maintain throughout the insurance requirements: of the Agreement the following A) Worker's Compensation and Employer's Liability insurance, as prescribed by applicable law B) Commercial General Liability Insurance with an adequate maximum limit per occurrence and in the aggregate per year for bodily injury, property damages, and contractual liability average not exæeding the legal liability . No Insurance of Products by Operator 20.2 Unless it has been explicitly agreed in writing with the Customer . the Operator shall not be obliged to insure the Products of the Customer or any other property of the Customer or any third party . 3. Insurance of Products by Customer The Customer must maintain adequate insurance for the Products of the Customer in the Terminal . The terms and œndiùons of such insurance shall include : (a) that the Operator be a co - insured in respect of such pollcy; (b) the Insurers waive any iights of subro e ationagainst the Operator: and (c) such other tems as the Operator shall specify. 4. Redelivery In the event of the re - delivery of part of the Products, the Customer shall notify the Operator of the insurable value of the remaining part of the Products failing which the Operator may mduce the insured sum in respeo of the Products in the same proportion as the Products shall have been reduced in number, weight, measurerr›ent or content . 5. Operator's Assistance If the Customer shall request the assistance of the Operator to detemine the extent and value of any loss, damage or destruction of the Produds, the Operator may, but shall not be obliged to, render such assistance subject to : (a) the Customer's payment of the costs of such assistance (Including the fee of the Operator) and (b) if the Operator so stipulates, the Customer's prior payment in cash of all sums due, at the date of the request, from the Customer to the Operator under the Agreement or under any other agreement mada between the Operator and the Customer . 6. Insurance of Protecüon and Indemnité Cover by Customer The Customer shall procure and maintain (or, in the case of Veasals it has chartered, œuse to be procured and maintained), in relation to ils Pnxlucts, activities and the activides of its Vessels at the Teminal . œmprehensive protection and indemnity insurance induding coverage for injuryJoss of ltves, full œllision liability, damage to property including lixed floating objects or Port of Fujairah property, crew, œrgo, pollution liability, spillage and wreck removal, towage, war risks and fines. in accordance with good industry practice in addition to any requirements imposed by the Port Regulations. 21. CONFIDENTIALITY 21.1 Confidential lnformadon the infomation has come into the public domain through no fault of that Party; or (ix) the other Party has given prior written approval to the disclosure . +«) This Clause 21 and such Clauses of this Agreement as are necessary to permit the enforcement of this Clausa 21 shall continue to apply for two (2) years following the expiry or termination of this Agreement . 22. CuuuLn3lvE RIOHTS AND REMEDIES The rights and remedies given to the Parties under this Agreement shall be cumulative remedies and shall not prejudice any other rights or remedies of the Parties contained in the Agreement or at law or the right of action or other ramedy of the Parées for the recovery of any sums due to it from any other Party or in respect of any antecedent breach of the Agreement by that Party . (a) Subject to Clause 21 . 1 (b), each Party agrees to and shall cause its respective agents, representatives, affiliates, employees, officers and directors, to treat and hold as confidential (and not disclose or provide access to any person), all confidential infomation received by it relating to the other Party, infomation relating to the provisions of and negotiations leading to this Agreement, and all other confidential or proprietary information with respect to the Teminal . (b) A Party may disdose information which would otherwise be confidential without the consent of the other Party, if and to the extent: (ij (i) required by the rules of any stock exchange or any governmental, regulatory or supervisory body or court of competent jurisdiction to which the Party making the disclosure is subject ; required by any stock exchange or any governmental, regulatory or supervisory body of the Operator's parent company, which for the avoidance of doubt, is listed on the Nasdaq Stock Exchange, New York . (iii) required by the law of any relevant jurisdioion; (iv) required by lenders in connection with debt financing arrangements for the Teminal; (v) required by any competent authority to register security in favour of any lender (howsoever described) in connection with debt financing arrangements for the Terminal : (vi) disclosure is made to the affiliates, professional advisers, auditors and bankers of that Party; (vii) disdosure is made to bona fide potential purchasers of shares In that Party and the professional advisers of such bona fide potential purchasers;

23. COMPMAkCE MTH STATUTES The Parties shall comply with the provisions of all statutes affecting the Products, the Services and the Agreement (including, without limitation, those specified in Box 20 of the Key Commercial Tems) and shall give all necessary notices and the Customer shall obtain all requisite pemission, approvals and consents . The Customer shall indemnify the Operator against any fines, penalties, losses, costs or expenses inairred by the Operator in respect of any non - compliance with the provisions of such statutes save for where such fines, penalties, losses, costs or expenses were caused by the gross negligence or wilful misconduct of the Operator . NOTICES 24. 24.1 Untess otherwise provided for herein, all notices to be 9 ' v en or made in connection with the matters contemplated by this Agreement shall be in writing and shall be delivered personally or sent by prepaid mail : In the ase of Ihe Operator to: Brooge Petroleum and Gas Investment Company FZE Address: P.O. Box 50170, Fujairah, UAE Mr. Nifiolaas Paardenkooper Chief Executive Officer In the case of the Customer to: and shall be deemed to have been duly given or made served as follows : (a) if personally delivered, upon delivery at the address of the relevant Party; (b) if sent by mail, 2 Business Days after the date of posting; and provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made on a non 6 usiness Day after 5 . 00 p . m . at the location of the recipient, such notice, demand or other communication shall be deemed to be given or made at 9 . 00 a . m . on the next Business Day at the location of the recipient . Unless the contrary be proven, proof of postage or delivery shall be proof

26. CONSENT OR WÆVER No consent or expressed or impled waiver by a Party to or of any breach of any covenant, condition or duty of the other Party shall be constructed as a œnsent or waiver by that Party to or of any other breach of the name or any other œvanant œndîtion or duty by that Party and shall not prejudice in any way the righD powers and remedies of that Party contained in the Agreement . 27. Should any part . term or provision of the Agreement be judged illegal or in œn 8 ict with any law, by a court of œmpetent juùsdlction, the validity of the remalnlng portions or provisions shall not be affected thereby . 28. APPLICABLE LAW The Agreement and any dispu e, difference, controversy or daim ansing out of or relating to Ihis Agreement iricluding the negotiabon, existence . validity, invalidity, enforceability, breach or teminaôon thereof regardless of whether the same shall be regarded as contractual or not (a "Dispute"), shall be governed by the federal laws of the United Arab Emirates and the laws of the Emirate of Fujairah . 24.2 A Party may notify the other Party of a Mange lo ils name, relevant addressee, address or fax number for the purposes of Clause 24 . 1 provided that such notification shall only be elective : (a) on the date specified in the notification as the date on which the change is to take place ; or (b) If no date is speöfied or the date specified is less than 10 days after the date on which notice is given, the date falling 10 days after nobce of any such change has been given . 25.2 25. ASSłGNMENT/5UBLEASE 1. The Operator may at any time assign/sublease or otherwise transfer all or any part of its rights under this Agreement. The Customer shall not assign or otherwise transfer all or any part of its rights under this Agreement without the p or consent of the Operator (which may be granted or withheld in its absolute discretion and may be granted subject to any œnditions as the Operator deems necessary in the õrcumstances) . The Customer shall also be enbtled to sublease part or all the Committed Volume to another well reputed third party subject to having the Operator's prior w tten approval (not to be unreasonably withheld) . 29. NOTICE OF DISPUTE Any Party intending to commence proceedings in relation to any Dispute shall give at least 10 Business Days' p or noôce in writing to the other Parties of its intention to do so, explaining the nature of the Dispute and the intended proceedings . ARBITRATION 30 . 1 Any Dispute shall be referred to and fma 1 ly resoNed by arbitration under the Dubai lntemagonal Center of Arbitration - DIAC)Rules (the "Rulas") which (save as modified by this Clause 30 ) are deemed to be incorporated by reference into this Clause 30 . Capitalised tems used in this Cłauæ 30 andnot otherwise defined in this Agreement have the meanings given to them in the Rules .

3D.2 The seat, or legal place, of arbitration shall be the Oubai International Arbitration Centre, Dubai. United Arab Emirates. 3. The number of arbitrators shall be three . The claimant (or, if more than one claimant, the claimants jointly) shall nominate one arbitrator and the respondent (or . if more than one respondent . the respondents jointly) shall nominate one arbitrator . in each case in accordance wilh the Rules . The third arbitrator, who will act as chairperson of the arbitral tribunal, shall be nominated jointly by the two co - arbitrators, provided that if the third arbitrator has not been so nominated within 30 Business Days of the time - limit for service of the response, the third arbitrator shall be appointed by the DIAC Court . 4. The language lo bo used in the arbitral proceedings shall be Engllsh. 31. THIRD PARw RicnTs Save as expressly provided in this Agreement, a person, who or which is not a party to the Agreement, has no right to enforce or enjoy the benefit of any term of the Agreement. IN MTNESS WHEREOF the Parties hereto have entered Into this Agreement and accepted the General Terms and Conditions on the day and year first above written. Signed by: Air. Nicolaes L. Paardenkooper for ard on behalf of Brooge Petroleum and Gas investment Company FZE In the presence of: Name: Signature: